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                                                                   Exhibit 10.20

                                 AMENDMENT NO. 4
                                     TO THE
                               KINDRED 401(k) PLAN

     This is Amendment No. 4 to the Kindred 401(k) Plan (the "Plan") as last amended and restated as of March 1, 2000, which amendment shall be effective March 1, 2000, except as otherwise noted.

                                    RECITALS

A. Kindred Healthcare, Inc. (the "Company") maintains the Plan and has reserved the right in Section 9.1 of the Plan to amend the Plan from time to time in its discretion.

B. The Company wishes to amend the Plan as requested by the IRS in connection with an application for a favorable determination of the Plan's qualified status.

                                    AMENDMENT

     1. Section 1.10 of the Plan is hereby amended to read in its entirety as follows:

          Compensation means, for any Plan Year or portion thereof during which an Employee is eligible to participate in this Plan (which shall not include compensation payable for periods after employment terminates, such as severance pay, but shall include vacation time earned but no yet paid as of that last date at work), total compensation paid to an Employee by the Employer that is includable in the Participant's gross income, including bonuses, commissions and overtime, but excluding (i) reimbursements or other expense allowance, (ii) fringe benefits (cash and noncash), (iii) moving expenses, (iv) deferred compensation, (v) welfare benefits, and (vi) amounts realized from the exercise of a nonqualified stock option (or the lifting of restrictions on restricted stock) or the sale or exchange of stock acquired under a qualified stock option. Despite the exclusions in the preceding sentence, Compensation shall include any amounts deducted pursuant to Code Sections 125 (flexible benefit plans), 402(a)(8) (salary redirection), 402(h)(1)(B) (simplified employee plans), 403(b), and 132(f)(4) (effective January 1, 1998). Effective for Plan Years beginning on or after January 1, 1989, Compensation shall be limited to such amount as determined pursuant to Code Section 401(a)(17). For Plan Years beginning on or after January 1, 1994, Compensation shall be limited to $150,000, or such higher amount determined by the Commissioner of Internal Revenue pursuant to Section 401(a)(17) of the Code.

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     2.   Section 1.22 of the Plan is hereby amended to read in its entirety as follows:

          Highly Compensated Employee means any Employee of the Employer who (i) was a five percent owner of the Company during the current Plan Year or the preceding Plan Year, or (ii) during the preceding Plan Year, received Compensation from the Company in excess of $80,000 (as such amount may be adjusted from time to time by the Secretary of the Treasury) and was in the top-paid group of employees for such Plan Year.

     3.   Section 4.5(b) of the Plan is hereby amended to read as follows:

          25% of the Participant's compensation (as defined in Section 415(c)(3) of the Code), including compensation under Section 132(f) of the Code effective January 1, 1998.

     4. Section 4.7 and 11.3 of the Plan are hereby amended effective March 1, 2000 by the addition of the following language at the beginning of each section to reflect the repeal of Section 415(e):

          "This section shall no longer apply effective January 1, 2000."

     5. Section 5.10(b) of the Plan is hereby amended which shall read in its entirety as follows:

          For purposes of this Section an eligible rollover distribution is described in IRC Section 402(c)(4), which the participant can elect to roll over to another plan pursuant to IRS Section 401(a)(31), excludes hardship withdrawals (effective January 1, 1999) as defined in IRC 401(k)(2)(B)(i)(IV) which are attributable to the participant's elective contributions under Treasury Regulation Section 1.401(k)-1(d)(2)(ii).

     IN WITNESS WHEREOF, the Employer has caused this Amendment No. 4 to be executed this 18/th/ day of December, 2002.


                                              KINDRED HEALTHCARE, INC.


                                              By /s/ Richard E. Chapman
                                                 -------------------------------

                                              Title CIO, CAO & SVP
                                                    ----------------------------

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